Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

 Kulicke & Soffa Provides Preliminary Revenue Estimate for the Fourth Fiscal Quarter 2020

Singapore – October 13, 2020 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced that it expects revenue in the fourth fiscal quarter, ended October 3, 2020, to be approximately $177 million.
K&S previously provided a revenue guidance midpoint of $165 million for its fourth fiscal quarter and reported revenue of $150.5 million during its third fiscal quarter, ended June 27, 2020. The estimated 18% sequential revenue growth is attributed to stronger demand from the general semiconductor and advanced LED end markets.
Fusen Chen, Kulicke & Soffa’s President and Chief Executive Officer stated, “We are pleased with our fiscal fourth quarter performance and current demand stemming from 5G and advanced display, which benefits our core and our new growth businesses. Broad market conditions remain dynamic and we remain cautiously optimistic as we look ahead into fiscal year 2021.”
K&S will provide additional commentary regarding performance of its most recent period during its fiscal fourth quarter earnings call which is scheduled for 8am EST on November 19, 2020.
The estimated revenue set forth above is unaudited and should be considered preliminary and subject to change. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from the Company’s final results. This estimate has been prepared by and is the responsibility of management. Kulicke & Soffa’s independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary financial data.
About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future. (www.kns.com)

Caution Concerning Results and Forward-Looking Statements

This press release contains statements relating to future events. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed on November 15, 2019, our Quarterly Reports on Form 10-Q filed on April 30, 2020, and July 30, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com
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